Exhibit (n)(4)

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Michael Fishman, Joshua Easterly, Ian Simmonds, David Stiepleman and Jennifer Gordon with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Director and/or officer of Sixth Street Specialty Lending, Inc., (i) the registration statement on Form N-2 or any other appropriate form (including amendments or supplements thereto), to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as applicable or (ii) any statement of beneficial ownership on Form 3, 4 or 5 to be filed with the United States Securities and Exchange Commission.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This Power of Attorney shall be valid from the date hereof until revoked by me.

IN WITNESS HEREOF I have executed this instrument as of the 22nd day of December, 2023.

/s/ Joshua Easterly	Chief Executive Officer, Director and Chairman of the Board of Directors
Joshua Easterly

/s/ Ian Simmonds	Chief Financial Officer
Ian Simmonds

/s/ Michael Graf	Deputy Chief Financial Officer, Vice President and Principal Accounting Officer
Michael Graf

/s/ P. Emery Covington	Director
P. Emery Covington

/s/ Hurley Doddy	Director
Hurley Doddy

/s/ Michael Fishman	Director
Michael Fishman

/s/ Jennifer Gordon	Director
Jennifer Gordon

/s/ Richard A. Higginbotham	Director
Richard A. Higginbotham

/s/ John A. Ross	Director
John A. Ross

/s/ Judy Slotkin	Director
Judy Slotkin

/s/ David Stiepleman	Director
David Stiepleman

/s/ Ronald K. Tanemura	Director
Ronald K. Tanemura